Exhibit 99.2

CONTACT

Farley Kern

Hyatt Hotels Corporation

312.780.5506

farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT CONFIGURES ORGANIZATION FOR FUTURE

PERFORMANCE AND GROWTH

Organizational Design Will Maximize Effectiveness, Innovation, Customer Focus and Adaptability

CHICAGO (MAY 2, 2012) – Mark Hoplamazian, President and Chief Executive Officer of Hyatt Hotels Corporation (NYSE: H), today announced that Hyatt will realign its corporate and regional operations to enhance organizational effectiveness and adaptability. The changes are designed to facilitate rapid innovation and further advance Hyatt toward its goal of becoming the preferred hospitality brand for associates, guests and hotel owners.

The organizational evolution, expected to be completed by the end of September 2012, is designed to position Hyatt to adapt quickly and effectively to guest and hotel owner needs during the expansion and growth the Company anticipates across all of its brands in multiple markets over the next several years. “Hyatt has made tremendous progress in the last few years,” Hoplamazian said. “Since going public in 2009, we have increased our global brand footprint in many of the world’s most important markets, have built a pipeline that includes more than 170 executed contracts for new hotels, expanded the engagement of our associates, improved guest satisfaction in each of our brands, and realized solid financial results. Looking ahead, we aim to be more adaptable by pushing more decision-making to those who interact directly with our guests and hotel owners, better aligning our development and operating activities in the field and ensuring that all of our critical functions are properly and efficiently resourced. I believe these organizational changes will further release our associates’ natural talent and energy in ways that will continue to increase preference for our brands.”

As part of the realignment, Hyatt will establish three operating regions that will be supported by a newly formed Global Operations Center. The heads of each of the regions and of the Global Operations Center will report to Hoplamazian. This change reflects the increasing importance of international markets to the company’s business and its growth plans. The scope of activities of the operating regions – Asia, the Americas (includes North America, the Caribbean, and Latin America), and Europe/Africa/Middle East (EAME) – is being expanded to include increased responsibility for and involvement in the Company’s development efforts. The operating regions will draw upon resources, standards, policies, best practices and tools provided by the Global Operations Center to support existing hotel needs and future growth. Each region will contain a full range of functional operational resources to support the hotel and area-based teams charged with creating distinctive guest experiences and managing Hyatt’s commercial needs.

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Hyatt Configures Organization for Future Performance and Growth

The Global Operations Center will ensure operating efficiency in the roll-out of new innovations developed at the Company and will unify the Company’s operations. In addition, the Global Operations Center will oversee Hyatt’s information technology resources, worldwide sales organization and call centers and ensure that those resources are effectively supporting the Company’s needs.

A newly formed Real Estate and Capital Strategy group, reporting to Hoplamazian, will be responsible for implementing Hyatt’s overall capital strategy, managing its hotel asset base and providing support to Hyatt’s development professionals around the world. This group will bring a comprehensive approach to the Company’s efforts to recycle hotel real estate assets and to manage capital deployment in furtherance of its expansion plans. The Real Estate and Capital Strategy group will oversee all investments made by the Company in hotel properties on a global basis and pursue new investment models to allow third party developers to derive more value from their commitment to build Hyatt-branded hotels.

“We are relentlessly focused on three strategies to achieve our goal to be the most preferred brand for our associates, our guests and our hotel owners: generating meaningful career development opportunities for our associates and future leaders; creating compelling customer experiences through well-executed innovation; and growing the presence of our brands around the world – including growth through the use of our capital,” said Hoplamazian. “I firmly believe that realigning our resources will allow us to execute faster and more effectively and will enable Hyatt to enhance its position as a powerful global brand and to deliver exceptional results.”

Executive Appointments

As Hyatt’s new organizational structure is implemented, there will be senior management changes.

Harmit J. Singh, currently the Company’s Executive Vice President, Chief Financial Officer will continue to serve as Executive Vice President, Chief Financial Officer until August 15, 2012, and will be an Executive Vice President of the Company from August 15, 2012 through December 31, 2012, at which time he will pursue other career opportunities. Singh led Hyatt’s finance function over the past four years and was an integral member of the team that managed the Company’s initial public offering in 2009. During the remainder of the year, he will participate in the transition of his responsibilities to his successor. “Harmit has been a key member of the executive team at Hyatt over the past four years. He has made important contributions to Hyatt and provided valued guidance in setting the direction for the Company during a very challenging industry cycle and through our initial public offering,” said Hoplamazian. “I am grateful for Harmit’s support through the transition of his responsibilities. We have built a very strong team in Finance and I am confident that they will continue to provide great support and leadership as we move forward.”

The Company has appointed Gebhard F. Rainer as Executive Vice President, Chief Financial Officer of Hyatt effective August 15, 2012. Rainer currently serves as Managing Director, Europe/Africa/Middle East (EAME) and has been with Hyatt since 1988. He has held operating and finance positions at a number of hotels as well as in Hyatt’s corporate office during his career. Rainer will be based in Chicago. “Gebhard brings a wealth of knowledge in operations, development and finance to the CFO position and his global operating background will serve Hyatt well as we move forward,” said Hoplamazian. “I have known Gebhard for many years, and I am confident that with his leadership he will make a significant contribution to Hyatt in his new role.” Rainer’s successor in EAME will be named at a later date.

Chuck Floyd will lead the Global Operations Center, based in Chicago. Floyd has been with Hyatt for more than 30 years and currently serves as Executive Vice President, Chief Operating Officer – North America.

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Hyatt Configures Organization for Future Performance and Growth

Rakesh Sarna will lead the new Americas region. Sarna has been with Hyatt for more than 32 years and currently serves as Executive Vice President, Chief Operating Officer – International.

Steve Haggerty will lead the new Real Estate and Capital Strategy group. Haggerty joined Hyatt in 2007 and currently serves as Executive Vice President, Global Head of Real Estate and Development.

In the new regional structure, the current Asia Pacific and Southwest Asia operating divisions will be a part of the Asia region under the oversight of Larry Tchou. Tchou will continue to lead the Asia Pacific area and remain based in Hong Kong. Peter Fulton will continue to lead the Southwest Asia area remaining based in Dubai. Tchou was one of the first employees of Hyatt in Asia and was instrumental in introducing Hyatt into mainland China over 27 years ago. Fulton has held numerous positions around the world during his 27 years with Hyatt.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt HouseTM. Hyatt House is changing its brand identity from Hyatt Summerfield Suites®. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of December 31, 2011, the Company’s worldwide portfolio consisted of 483 properties in 45 countries. For more information, please visit www.hyatt.com.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense, interest expense and effective tax rate, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; our ability to successfully execute and implement our organizational realignment and the costs associated with such organizational realignment; loss of key personnel, including as a result of our organizational realignment; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; foreign exchange rate fluctuations or currency restructurings; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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